Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Vivus, Inc.:

We consent to the incorporation by reference in (i) the Registration Statements on Form S-8 (Files Nos. 033-75698, 333-06486, 333-29939, 333-57374, 333-73394, 333-104287, and 333-107006) and (ii) the Registration Statements on Form S-3 (File Nos. 333-105985 and 333-121519) of Vivus, Inc. of our reports dated March 15, 2005, with respect to the consolidated balance sheets of Vivus, Inc. as of December 31, 2004 and 2003, and the related consolidated statements of operations and other comprehensive (loss), stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2004,and the related financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004, and the effectiveness of internal control over financial reporting as of December 31, 2004, which reports appear in the December 31, 2004, annual report on Form 10-K of Vivus, Inc.

/s/ KPMG LLP

San Francisco, California

March 15, 2005